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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 29, 2005

                             WALTER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                   001-13711              13-3429953
 (State or other jurisdiction of       (Commission            (IRS Employer
  incorporation or organization)       File Number)        Identification No.)

       4211 W. Boy Scout Boulevard, Tampa, Florida                33607
        (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (813) 871-4811

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

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ITEM 1.01      MATERIAL DEFINITIVE AGREEMENT

On April 29, 2005, an Amendment (the "Amendment") to the Amended and Restated Variable Funding Loan Agreement was entered into among YC SUSI Trust, a Lender, Atlantic Asset Securitization Corporation, a Lender, Mid-State Trust IX, the Borrower, Wachovia Bank National Association, the Custodian Collateral Agent, Bank, of America, N.A., an Agent, Managing Agent and Bank Investor and Calyon New York Branch, a Managing Agent and Bank Investor (the "Mid-State Trust IX Variable Funding Loan Facility" or "Loan Facility"). The Amendment reduces the Mid-State Trust IX Variable Funding Loan Facility from $400.0 million to $200.0 million.

The Mid-State Trust IX Variable Funding Loan Facility and another $200.0 million loan facility created in February 2005, provide an aggregate of $400.0 million of temporary financing to (i) Mid-State Homes, Inc. for its current purchases of instalment notes from Jim Walter Homes, Inc. and its affiliated builders, and
(ii) purchases of mortgage loans from Walter Mortgage Company. Mid-State Trust IX is a Delaware statutory trust whose assets are limited to pledged instalment notes, mortgage notes and mortgages purchased from Mid-State Homes, Inc. Walter Industries, Inc. is not a party to the Loan Facility, but the Loan Facility provides liquidity to Walter Industries, Inc. and its affiliates. The Mid-State Trust IX Variable Funding Loan Facility is renewable on January 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WALTER INDUSTRIES, INC.

                                    By:      /s/ Victor P. Patrick
                                             -----------------------------------
                                    Title:   Victor P. Patrick
                                             Sr. Vice President, General Counsel
                                             and Secretary

Date:  May 3, 2005